UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2013

(Commission File Number) 001-34214

THE BANK OF KENTUCKY FINANCIAL
CORPORATION

(Exact name of Registrant as specified in its charter)

Kentucky	61-1256535
(State of incorporation)	(I.R.S. Employer Identification Number)

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(Address of Registrant’s principal executive office)

(859) 371-2340

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 29, 2013, The Bank of Kentucky Financial Corporation (the “Company”) completed the repurchase of the warrant (“Warrant”) from the U.S. Department of the Treasury (“Treasury”) issued on February 13, 2009 as part of the TARP Capital Purchase Program for an aggregate repurchase price of $2,150,648.55. Prior to the repurchase transaction, the Warrant permitted the Treasury to purchase 276,078.12 shares of the Company’s common stock at an exercise price of $18.473 per share. The Warrant originally had provided for the purchase of 274,784 shares of the Company’s common stock at an exercise price of $18.56 per share and was thereafter adjusted for certain cash dividends declared by the Company from time to time.

The Warrant had been issued in connection with the Company's sale to the Treasury of 34,000 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Preferred Stock”). As previously disclosed on the Company’s Current Report on Form 8-K filed November 23, 2011, the Company completed the repurchase of the remaining outstanding Preferred Stock from the Treasury on November 23, 2011. As a result of the Warrant repurchase, the Company has repurchased all securities issued to the Treasury under the TARP Capital Purchase Program.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE BANK OF KENTUCKY FINANCIAL CORPORATION

By:	/s/ Martin J. Gerrety
Name: Martin J. Gerrety
Title: Treasurer and Assistant Secretary

Date: May 29, 2013